Exhibit 10.3

SHARE EXCHANGE AGREEMENT

by and among

Phoenix International (China) Limited Company. (“Phoenix International”)

and

the Stockholder of Phoenix International,

on the one hand;

and

TK Star Design Inc (“PUBCO”),

a Nevada corporation,

and

the Majority Stockholders of PUBCO,

on the other hand

July 20, 2011

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of July 20, 2011 (this “Agreement”), is made and entered into by and among Guolin Yang, Hongdong Xu, and Jun Liang and Zhenping Wang (the “Phoenix International Stockholders”), shareholders of Phoenix International (China) Limited, a Hong Kong company (“Phoenix International”), on the one hand; and TK Star Design Inc., a publicly traded corporation incorporated in Nevada (OTCBB: PUBCO) (“PUBCO”), and the shareholders of PUBCO listed on Signature Page for PUBCO Stockholders that is attached hereto (the “PUBCO Stockholders”), on the other hand. Phoenix International is a party to this agreement solely to make representations and warranties as set forth herein.

RECITALS

WHEREAS, the Board of Directors of PUBCO has adopted resolutions approving PUBCO’s acquisition of shares of Phoenix International (the “Acquisition”) upon the terms and conditions hereinafter set forth in this Agreement;

WHEREAS, Phoenix International Stockholders own 100%of the issued and outstanding capital stock of Phoenix International (the “Phoenix International Shares”), and the Phoenix International Stockholders desire to sell the Phoenix International Shares pursuant to the terms and conditions of this Agreement;

WHEREAS, the PUBCO Stockholders hold an amount of shares of PUBCO common stock which represents at least a majority of the issued and outstanding capital stock of PUBCO;

WHEREAS, the PUBCO Stockholders will enter into this Agreement for the purpose of making certain representations, warranties, covenants, indemnifications and agreements;

WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) of the Code and the regulations corresponding thereto, so that the Acquisition shall qualify as a tax free reorganization under the Code.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

THE ACQUISITION

1.1 The Acquisition. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the parties shall do the following:

(a)  The Phoenix International Stockholders will sell, convey, assign, transfer and deliver to PUBCO stock certificates representing the Phoenix International Shares, which shall constitute 100% of the issued and outstanding shares of Phoenix International.

(b)  As consideration for the acquisition of the Phoenix International Shares, PUBCO will issue to the Phoenix International Stockholders, a stock certificate representing the number of shares of PUBCO common stock set forth opposite such party’s name on Schedule 1.1(a) attached hereto  total 36,351,500

Shares, collectively, the “PUBCO Shares”).

1.2 Closing Date. The closing of the Acquisition (the “Closing”) shall take place as soon as practicable upon signing of this Agreement, and prior to July 20, 2011, or on such other date as may be mutually agreed upon by the parties. Such date is referred to herein as the “Closing Date.”

1.3 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the Phoenix International Stockholders, Phoenix International, PUBCO Stockholders and/or PUBCO will take all such lawful and necessary action.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF PHOENIX INTERNATIONAL

Phoenix International hereby represents and warrants to PUBCO and the PUBCO Stockholders as follows:

2.1  Organization. Phoenix International has been duly incorporated, validly exists as a corporation, and is in good standing under the laws of its jurisdiction of incorporation, and has the requisite power to carry on its business as now conducted.

2.2  Capitalization. The authorized capital stock of Phoenix International consists of 10,000 shares of common stock, Hong Kong Dollar $ 1.00 par value per share, of which at the Closing, no more than 10,000 shares shall be issued and outstanding. All of the issued and outstanding shares of capital stock of Phoenix International, as of the Closing, are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. There are no voting trusts or any other agreements or understandings with respect to the voting of Phoenix International’s capital stock.

2.3  Certain Corporate Matters. Phoenix International is duly qualified to do business as a corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on Phoenix International’s financial condition, results of operations or business. Phoenix International has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

2.4  Authority Relative to this Agreement. Phoenix International has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Phoenix International and the consummation by Phoenix International of the transactions contemplated hereby have been duly authorized by the Board of Directors of Phoenix International and no other actions on the part of Phoenix International are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Phoenix International and constitutes a valid and binding agreement of Phoenix International, enforceable against Phoenix International in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

2.5  Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Phoenix International of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Phoenix International nor the consummation by Phoenix International of the transactions contemplated hereby, nor compliance by Phoenix International with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or Bylaws of Phoenix International, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Phoenix International is a party or by which they any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Phoenix International, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to PUBCO taken as a whole.

2.6  Books and Records. The books and records of Phoenix International delivered to PUBCO prior to the Closing fully and fairly reflect the transactions to which Phoenix International is a party or by which it or its properties are bound and there shall be no material difference between the unaudited financials of Phoenix International given to PUBCO and the actual reviewed US GAAP results of Phoenix International for two years ended December 31, 2009 and 2010 and three months ended March 31, 2011.

2.7  Intellectual Property. Phoenix International has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Phoenix International infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

2.8  Litigation. Phoenix International is not subject to any judgment or order of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against Phoenix International. Phoenix International is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of Phoenix International, and Phoenix International knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting Phoenix International or to which Phoenix International is a party.

2.9  Legal Compliance. To the best knowledge of Phoenix International, after due investigation, no claim has been filed against Phoenix International alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. Phoenix International hold all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of their respective businesses as presently conducted.

2.10 Contracts. Phoenix International has delivered to PUBCO copies of each and every:

(a)  Contract or series of related contracts with the following Chinese companies through its wholly owned subsidiary Hunan Beiwei International Media Consulting Co., Ltd, a limited liability company organized under the laws of the People’s Republic of China and a wholly-owned subsidiary of Phoenix International (“Hunan Beiwei”)

i.  Changsha North Latitude 30 Cultural Communications Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China and an affiliated entity of Hunan Beiwei through contractual arrangements (“North Latitude”);

ii. Changsha Beichen Cultural Communications Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China and an affiliated entity of Hunan Beiwei through contractual arrangements (“Beichen”);

iii. Changsha Zhongte Trade Advertising Co., Ltd., a limited liability company a limited liability company organized under the laws of the People’s Republic of China and an affiliated entity of Hunan Beiwei through contractual arrangements (“Zhongte”)

(b)

material agreements of Phoenix International not made in the ordinary course of business.

All of the foregoing are referred to as the “Contracts.” The copies of each of the Contracts delivered are accurate and complete. Each Contract is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto. There is no material default with respect to any such contract which will give rise to liability in respect thereof on the part of Phoenix International or the other parties thereto. No notice of default or similar notice has been given or received by Phoenix International under any of such contracts.

2.11  Disclosure. The representations and warranties and statements of fact made by Phoenix International in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

OF THE PHOENIX INTERNATIONAL STOCKHOLDERS

The Phoenix International Stockholders hereby represents and warrants to PUBCO as follows:

3.1 Ownership of the Phoenix International Shares. Phoenix International Stockholders owns, beneficially and of record, good and marketable title to the 100% of the Phoenix International Shares, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or Stockholders’ agreements. The Phoenix International Stockholders represents that such person has no right or claims whatsoever to any shares of Phoenix International capital stock, other than the Phoenix International Shares that Phoenix International Stockholders owns and Phoenix International Stockholders does not have any options, warrants or any other instruments entitling Phoenix International Stockholders to exercise to purchase or convert into shares of Phoenix International capital stock. At the Closing, Phoenix International Stockholders will convey to PUBCO good and marketable title to the Phoenix International Shares, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders’ agreements or restrictions.

3.2  Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by Phoenix International Stockholders and constitutes a valid and binding agreement of Phoenix International Stockholders, enforceable against Phoenix International Stockholders in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

3.3 Restricted Securities. Phoenix International Stockholders acknowledges that the PUBCO Shares will not be registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws, that the PUBCO Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the PUBCO Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, Phoenix International Stockholders is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.4 Accredited Investor. Phoenix International Stockholders is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Phoenix International Stockholders is able to bear the economic risk of acquiring the PUBCO Shares pursuant to the terms of this Agreement, including a complete loss of Phoenix International Stockholders’s investment in the PUBCO Shares.

3.5 Legend. Phoenix International Stockholders acknowledges that the certificate(s) representing the PUBCO Shares to be transferred to Phoenix International Stockholders shall conspicuously set forth on the face or back thereof a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF

PUBCO AND THE PUBCO STOCKHOLDERS

PUBCO and the PUBCO Stockholders hereby represent and warrant, jointly and severally, to Phoenix International and Phoenix International Stockholders as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

4.1  Organization. PUBCO is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power to carry on its business as now conducted.

4.2  Capitalization. PUBCO’s authorized capital stock consists of 100,000,000 shares of capital stock, 99,000,000 of which are designated as Common Stock, $ 0.001 par value per share and 1,000,000 of which are designated as Preferred Stock, $0.001 par value per share, When issued, the PUBCO Shares and the securities into which the PUBCO Shares can be converted into will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. There are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which PUBCO is a party or which are binding upon PUBCO providing for the issuance by PUBCO or transfer by PUBCO of additional shares of PUBCO’s capital stock and PUBCO has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments to issue capital stock of PUBCO. There are no voting trusts or any other agreements or understandings with respect to the voting of PUBCO’s capital stock. There are no obligations of PUBCO to repurchase, redeem or otherwise require any shares of its capital stock as of the Closing.

4.3  Certain Corporate Matters. PUBCO is duly licensed or qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the character of such properties or nature of such business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified does not, or insofar as can reasonably be foreseen, in the future will not, have a material adverse effect on its financial condition, results of operations or business. PUBCO has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. PUBCO has delivered to Phoenix International true, accurate and complete copies of its certificate or articles of incorporation and bylaws of PUBCO, which reflect all restatements of and amendments made thereto at any time prior to the date of this Agreement. The records of meetings of the Stockholders and Board of Directors of PUBCO are complete and correct in all material respects. The stock records of PUBCO and the Stockholder lists of PUBCO that PUBCO has previously furnished to Phoenix International are complete and correct in all material respects and accurately reflect the record ownership and the beneficial ownership of all the outstanding shares of PUBCO’s capital stock and any other outstanding securities issued by PUBCO. PUBCO is not in default under or in violation of any provision of its certificate or articles of incorporation or bylaws in any material respect. PUBCO is not in any material default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.

4.4  Authority Relative to this Agreement. Each of PUBCO and the PUBCO Stockholders has the requisite power and authority to enter into this Agreement and carry out its or his obligations hereunder. The execution, delivery and performance of this Agreement by PUBCO and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of PUBCO, and no other actions on the part of PUBCO are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by PUBCO and the PUBCO Stockholders and constitutes a valid and binding obligation of PUBCO and each of the PUBCO Stockholders, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

4.5  Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by PUBCO of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by PUBCO nor the consummation by PUBCO of the transactions contemplated hereby, nor compliance by PUBCO with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or Bylaws of PUBCO, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which PUBCO is a party or by which they any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to PUBCO, or any of their respective properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to PUBCO taken as a whole.

4.6  Events Subsequent to Financial Statements. Except as disclosed in Schedule 4.6, since the filing of PUBCO’s most recent periodic report with SEC, there has not been:

(a) Any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of PUBCO;

(b)  Any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of PUBCO;

(c)  Any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of PUBCO or any redemption, purchase or other acquisition of any such shares;

(d)  Any subjection to any lien on any of the assets, tangible or intangible, of PUBCO;

(e)  Any incurrence of indebtedness or liability or assumption of obligations by PUBCO;

(f)  Any waiver or release by PUBCO of any right of any material value;

(g)  Any compensation or benefits paid to officers or directors of PUBCO;

(h)  Any change made or authorized in the Articles of Incorporation or Bylaws of PUBCO;

(i)  Any loan to or other transaction with any officer, director or Stockholder of PUBCO giving rise to any claim or right of PUBCO against any such person or of such person against PUBCO; or

(j)  Any material adverse change in the condition (financial or otherwise) of the respective properties, assets, liabilities or business of PUBCO.

4.7 Liabilities. Except as otherwise disclosed in PUBCO’s Financial Statements or to be paid pursuant to the  payment set forth in Section 1.1(d) hereinabove as listed on Schedule 4.7 attached hereto, PUBCO has no liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise. In addition, PUBCO and the PUBCO Stockholders represent that upon Closing, PUBCO will not have any liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.

4.8  Tax Matters. Except as disclosed in Schedule 4.8:

(a)  PUBCO has duly filed all material federal, state, local and foreign tax returns required to be filed by or with respect to them with the Internal Revenue Service or other applicable taxing authority, and no extensions with respect to such tax returns have been requested or granted;

(b)  PUBCO has paid, or adequately reserved against in PUBCO’s Financial Statements, all material taxes due, or claimed by any taxing authority to be due, from or with respect to them;

(c)  To the best knowledge of PUBCO, there has been no material issue raised or material adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with any of PUBCO’s tax returns;

(d)  No waiver or extension of any statute of limitations as to any material federal, state, local or foreign tax matter has been given by or requested from PUBCO; and

  For the purposes of this Section 4.8, a tax is due (and must therefore either be paid or adequately reserved against in PUBCO’s Financial Statements) only on the last date payment of such tax can be made without interest or penalties, whether such payment is due in respect of estimated taxes, withholding taxes, required tax credits or any other tax.

4.9  Real Property. PUBCO does not own or lease any real property.

4.10  Books and Records. The books and records of PUBCO delivered to Phoenix International Stockholders prior to the Closing fully and fairly reflect the transactions to which PUBCO is a party or by which they or their properties are bound.

4.11  Questionable Payments. PUBCO, nor any employee, agent or representative of PUBCO has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Company funds or made any payments from PUBCO’s funds to governmental officials for improper purposes or made any illegal payments from PUBCO’s funds to obtain or retain business.

4.12  Intellectual Property. PUBCO does not own or use any trademarks, trade names, service marks, patents, copyrights or any applications with respect thereto. PUBCO and the PUBCO Stockholders have no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of PUBCO infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

4.13  Insurance. PUBCO has no insurance policies in effect.

4.14  Contracts. Except as set forth on Schedule 4.14, PUBCO has no material contracts, leases, arrangements or commitments (whether oral or written). PUBCO is not a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (a) the employment of any person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property; (e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring any obligation or liability; or (j) the sale of personal property.

4.15 Litigation. PUBCO is not subject to any judgment or order of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against PUBCO. PUBCO is a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of PUBCO, and PUBCO knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting PUBCO or to which PUBCO is a party.

4.16  Employees. PUBCO has no employees. PUBCO owes no compensation of any kind, deferred or otherwise, to any current or previous employees. PUBCO has no written or oral employment agreement with any officer or director of PUBCO. PUBCO is not a party to or bound by any collective bargaining agreement. Except as set forth on 4.16, there are no loans or other obligations payable or owing by PUBCO to any Stockholder, officer, director or employee of PUBCO, nor are there any loans or debts payable or owing by any of such persons to PUBCO or any guarantees by PUBCO of any loan or obligation of any nature to which any such person is a party.

4.17  Employee Benefit Plans. PUBCO does not have any (a) non-qualified deferred or incentive compensation or retirement plans or arrangements, (b) qualified retirement plans or arrangements, (c) other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements or (d) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by PUBCO.

4.18  Legal Compliance. To the best knowledge of PUBCO, after due investigation, no claim has been filed against PUBCO alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. PUBCO hold all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its business as presently conducted.

4.19 Subsidiaries and Investments. PUBCO neither owns any capital stock, has any interest of any kind nor has any agreement or commitment to purchase any interest, whatsoever in any corporation, partnership, or other form of business organization.

4.20  Broker’s Fees. Neither PUBCO, nor anyone on its behalf has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder’s fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

4.21 Internal Accounting Controls. PUBCO maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. PUBCO has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for PUBCO and designed such disclosure controls and procedures to ensure that material information relating to PUBCO is made known to the certifying officers by others within those entities, particularly during the period in which the PUBCO’s annual and quarterly reports, as the case may be, is being prepared.

4.22 Listing and Maintenance Requirements. PUBCO’s common stock is currently quoted on the OTC Bulletin Board and PUBCO has not, in the 12 months preceding the date hereof, received any notice from the OTC Bulletin Board or the NASD or any trading market on which PUBCO’s common stock is or has been listed or quoted to the effect that PUBCO is not in compliance with the quoting, listing or maintenance requirements of the OTCBB or such other trading market. PUBCO is, and has no reason to believe that it will not, in the foreseeable future continue to be, in compliance with all such quoting, listing and maintenance requirements.

4.23 Application of Takeover Protections. PUBCO and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under PUBCO’s certificate or articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Phoenix International or the Phoenix International Stockholders as a result of the Acquisition or the exercise of any rights by Phoenix International or the Phoenix International Stockholders pursuant to this Agreement.

4.24 No SEC or NASD Inquiries. Neither PUBCO nor any of its past or present officers or directors is, or has ever been, the subject of any formal or informal inquiry or investigation by the SEC or NASD.

4.25 Restrictions on Business Activities. Except as disclosed on Schedule 4.25 hereto, there is no agreement, commitment, judgment, injunction, order or decree binding upon PUBCO or to which PUBCO is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of PUBCO, any acquisition of property by PUBCO or the conduct of business by Phoenix International or PUBCO as currently conducted, other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on PUBCO.

4.26 Interested Party Transactions. Except as set forth in the Schedule 4.26 hereto or as reflected in the financial statements to be delivered hereunder, no employee, officer, director or shareholder of PUBCO or a member of his or her immediate family is indebted to PUBCO, nor are PUBCO indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of PUBCO, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 4.26, to the knowledge of PUBCO, no employee, officer, director or shareholder or any member of their immediate families is, directly or indirectly, interested in any material contract with PUBCO (other than such contracts as relate to any such individual ownership of interests in or securities of PUBCO).

4.27  Disclosure. The representations and warranties and statements of fact made by PUBCO in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 5

INDEMNIFICATION

5.1 PUBCO Stockholders Indemnification. For a period of one year after the Closing, the PUBCO Stockholders (“Indemnifying Party”) agree to indemnify Phoenix International, the Phoenix International Stockholders and each of the officers, agents and directors of Phoenix International or the Phoenix International Stockholders (each an “Indemnified Party”) against any loss, liability, claim, damage or expense (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (each, a “Claim”) to which it or they may become subject arising out of or based on either (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by PUBCO and/or the PUBCO Stockholders herein in this Agreement; or (ii) any and all liabilities arising out of or in connection with: (A) any of the assets of PUBCO prior to the Closing; or (B) the operations of PUBCO prior to the Closing (the “PUBCO Stockholders Indemnification”). During the period of the PUBCO Stockholders Indemnification, if Phoenix International or the Phoenix International Stockholders shall become reasonably aware of any Claim covered by this Section 5.1, and while such Claim is unresolved, Phoenix International shall have the right to issue stop transfer instructions to its transfer agent with respect to the PUBCO Shares held by the Indemnifying Party.

5.2 Indemnification Procedures. If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that the employment thereof has been specifically authorized by the Indemnifying Party in writing, the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party. The Indemnifying Party will not be liable to any Indemnified Party under this Article 5 for any settlement by an Indemnified Party effected without the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld or delayed; or to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party’s indemnification pursuant to this Article 5.

ARTICLE 6

COVENANTS AND AGREEMENTS OF THE PARTIES

EFFECTIVE PRIOR TO CLOSING

6.1 Corporate Examinations and Investigations. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of Phoenix International and PUBCO as each party may request. In order that each party may have the full opportunity to do so, Phoenix International, PUBCO, the Phoenix International Stockholders and the PUBCO Stockholders shall furnish each party and its representatives during such period with all such information concerning the affairs of Phoenix International or PUBCO as each party or its representatives may reasonably request and cause Phoenix International or PUBCO and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party’s representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party’s premises, with copies thereof to be provided to each party and/or its representatives upon request.

6.2 Cooperation; Consents. Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Acquisition and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

6.3 Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of Phoenix International and the holders of a majority of voting stock of Phoenix International on the one hand and PUBCO and the holders of a majority of voting stock of PUBCO common stock on the other hand. Without the prior written consent of Phoenix International, the Phoenix International Stockholders, PUBCO or the PUBCO Stockholders except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

6.4 Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of such party or any of its subsidiaries.

6.5 Notice of Default. From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party’s representations or warranties herein.

6.6 Share Cancellation. Reserved.

6.7 Bylaws. If necessary, PUBCO shall amend its Bylaws to permit the election and/or appointment of additional new directors to PUBCO’s Board of Directors as set forth in Section 7.1(a) below.

6.8 Confidentiality; Access to Information.

(a) Any confidentiality agreement or letter of intent previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article 8 hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

(b) Access to Information.

(i) Phoenix International will afford PUBCO and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Phoenix International during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Phoenix International, as PUBCO may reasonably request. No information or knowledge obtained by PUBCO in any investigation pursuant to this Section 6.8 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

(ii) PUBCO will afford Phoenix International and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of PUBCO during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of PUBCO, as Phoenix International may reasonably request. No information or knowledge obtained by Phoenix International in any investigation pursuant to this Section 6.8 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

6.9 Public Disclosure. Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the transaction contemplated herein without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transaction, it shall, if possible, immediately notify the other party prior to such disclosure. Notwithstanding the foregoing, the parties hereto agree that PUBCO will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act reasonably acceptable to Phoenix International to report the execution of this Agreement and that any party hereto may file any reports as required by the Exchange Act including, without limitation, any reports on Schedule 13D.

6.10 Assistance with Post-Closing SEC Reports and Inquiries. Upon the reasonable request of Phoenix International, after the Closing Date, each PUBCO Stockholder shall use his reasonable best efforts to provide such information available to it, including information, filings, reports, financial statements or other circumstances of PUBCO occurring, reported or filed prior to the Closing, as may be necessary or required by PUBCO for the preparation of the post-Closing Date reports that PUBCO is required to file with the SEC to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to the Closing and any SEC comments relating thereto or any SEC inquiry thereof.

ARTICLE 7

CONDITIONS TO CLOSING

7.1  Conditions to Obligations of Phoenix International and the Phoenix International Stockholders. The obligations of Phoenix International and the Phoenix International Stockholders under this Agreement shall be subject to each of the following conditions:

(a) Closing Deliveries. At the Closing, PUBCO and/or the PUBCO Stockholders shall have delivered or caused to be delivered to Phoenix International and the Phoenix International Stockholders the following:

(i)  resolutions duly adopted by the Board of Directors of PUBCO authorizing and approving the Acquisition and the execution, delivery and performance of this Agreement;

(ii)  a certificate of good standing for PUBCO from its jurisdiction of incorporation, dated not earlier than five days prior to the Closing Date;

(iii)  written resignations of all officers of PUBCO in office immediately prior to the Closing, effective on the Closing Date, written resignations of all directors of PUBCO in office immediately prior to the Closing, effective ten days following the mailing of the notice on Schedule 14f-1 to PUBCO’s stockholders in compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 thereunder, and board resolutions electing the new members to the positions with PUBCO

(iv) stock certificate representing the PUBCO Shares to be delivered pursuant to this Agreement registered in the name of the Phoenix International Stockholders;

(v)  this Agreement duly executed by PUBCO and the PUBCO Stockholders;

(vi)  all corporate records, agreements, seals and any other information reasonably requested by Phoenix International’s representatives with respect to PUBCO; and

(vii) such other documents as Phoenix International and/or the Phoenix International Stockholders may reasonably request in connection with the transactions contemplated hereby.

(b) Representations and Warranties to be True. The representations and warranties of PUBCO and the PUBCO Stockholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. PUBCO and the PUBCO Stockholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c) Transfer of On-Going Business. All current assets of PUBCO shall have been transferred to entities owned by certain PUBCO Stockholders, in complete settlement of outstanding debt owed to such shareholders. PUBCO and/or the PUBCO Stockholders shall use the proceeds of the purchase price hereunder to settle all other outstanding debts, payables and liabilities of PUBCO on or prior to the Closing Date, and such proceeds may be paid out of escrow on the Closing Date. PUBCO shall have delivered documentary evidence of such transfer(s) and transactions reasonably satisfactory to Phoenix International.

(d) No Assets and Liabilities. At the Closing, PUBCO shall have no liabilities, debts or payables (contingent or otherwise), no tax obligations, no material assets, and except as contemplated in this Agreement, no material changes to its business or financial condition shall have occurred since the date of this Agreement.

(e) SEC Filings. At the Closing, PUBCO will be current in all SEC filings required by it to be filed.

7.2 Conditions to Obligations of PUBCO and the PUBCO Stockholders. The obligations of PUBCO and the PUBCO Stockholders under this Agreement shall be subject to each of the following conditions:

(a) Closing Deliveries. On the Closing Date, Phoenix International and/or the Phoenix International Stockholders shall have delivered to PUBCO the following:

(i)	this Agreement duly executed by Phoenix International and the Phoenix International Stockholders;

(ii)	resolutions duly adopted by the Board of Directors of Phoenix International authorizing and approving the Acquisition and the execution, delivery and performance of this Agreement;

(iii)	stock certificates representing the Phoenix International Shares to be delivered pursuant to this Agreement duly endorsed or accompanied by duly executed stock powers;

(iv)	such other documents as PUBCO may reasonably request in connection with the transactions contemplated hereby.

(b) Representations and Warranties True and Correct. The representations and warranties of Phoenix International and the Phoenix International Stockholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Phoenix International and the Phoenix International Stockholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

ARTICLE 8

SEC FILING; TERMINATION

8.1 At or prior to Closing, PUBCO shall prepare the information statement required by Rule 14f-1 promulgated under the Exchange Act (“14f-1 Information Statement”), and PUBCO shall file the 14f-1 Information Statement with the SEC and mail the same to each of PUBCO’s shareholders of record.

8.2 This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of PUBCO and Phoenix International;

(b) by either PUBCO or Phoenix International if the Transaction shall not have been consummated for any reason by July 31, 2011; provided, however, that the right to terminate this Agreement under this Section 8.2(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by either PUBCO or Phoenix International if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and non-appealable;

(d) by Phoenix International, upon a material breach of any representation, warranty, covenant or agreement on the part of PUBCO set forth in this Agreement, or if any representation or warranty of PUBCO shall have become materially untrue, in either case such that the conditions set forth in Section 7.1 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in PUBCO’s representations and warranties or breach by PUBCO is curable by PUBCO prior to the Closing Date, then Phoenix International may not terminate this Agreement under this Section 8.2(d) for thirty (30) days after delivery of written notice from Phoenix International to PUBCO of such breach, provided PUBCO continues to exercise commercially reasonable efforts to cure such breach (it being understood that Phoenix International may not terminate this Agreement pursuant to this Section 8.2(d) if it shall have materially breached this Agreement or if such breach by PUBCO is cured during such thirty (30)-day period); or

(e) by PUBCO, upon a material breach of any representation, warranty, covenant or agreement on the part of Phoenix International or Phoenix International Stockholders set forth in this Agreement, or if any representation or warranty of Phoenix International or Phoenix International Stockholders shall have become materially untrue, in either case such that the conditions set forth in Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Phoenix International’s or Phoenix International Stockholders’ representations and warranties or breach by Phoenix International or Phoenix International Stockholders is curable by Phoenix International or Phoenix International Stockholders prior to the Closing Date, then PUBCO may not terminate this Agreement under this Section 8.2(e) for thirty (30) days after delivery of written notice from PUBCO to Phoenix International and Phoenix International Stockholders of such breach, provided Phoenix International and Phoenix International Stockholders continue to exercise commercially reasonable efforts to cure such breach (it being understood that PUBCO may not terminate this Agreement pursuant to this Section 8.2(e) if it shall have materially breached this Agreement or if such breach by Phoenix International or Phoenix International Stockholders is cured during such thirty (30)-day period).

8.3 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.2 above will be effective immediately upon (or, if the termination is pursuant to Section 8.2(d) or Section 8.2(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.2, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except as set forth in this Section 8.2, Section 8.3 and Article 9 (General Provisions), each of which shall survive the termination of this Agreement.

ARTICLE 9

GENERAL PROVISIONS

9.1  Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at addresses set forth on the signature page hereof (or at such other address for a party as shall be specified by like notice).

9.2  Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

9.3  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

9.4  Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

9.5 Separate Counsel. Each party hereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement, and that no counsel to any party hereto has acted or is acting as counsel to any other party hereto in connection with this Agreement.

9.6  Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

9.7  Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked manually executed document.

9.8 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by Phoenix International, PUBCO, and holders of a majority of outstanding voting stock of Phoenix International and the holders of a majority of outstanding voting stock of PUBCO; provided that, the consent of any Phoenix International or PUBCO Stockholder that is a party to this Agreement shall be required if the amendment or modification would disproportionately affect such stockholder (other than by virtue of their ownership of Phoenix International or PUBCO shares, as applicable).

9.9 Parties In Interest. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.

9.10 Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

9.11 Expenses. At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement as of the date first written above.

TK Star Design, Inc

By: /s/ Thomas P. Kinney

Thomas P. Kinney, President, CEO

Phoenix International (China) Limited

By: /s/ Guolin Yang

Guolin Yang, President

Phoenix International Shareholders:

By: /s/ Guolin Yang

Guolin Yang

By: /s/ Jun Liang

Jun Liang

By: /s/ Hongdong Xu

Hongdong Xu

By: /s/ Zhenping Wang

Zhenping Wang

PUBCO STOCKHOLDERS:

By: /s/ Thomas P. Kinney

Thomas P. Kinney

By: /s/ Terry Kowalsky

Terry Kowalsky

SCHEDULE 1.1(a):

Phoenix International Shareholder

Name	Number of PUBCO Shares to Receive at Closing
Guolin Yang	17,873,934
Zhenping Wang	1,304,570
Jun Liang	10,163,610
Hongdong Xu	7,009,386

Total	36,351,500

SCHEDULE 4.

SEC Documents

Available at

http://www.sec.gov/cgi-bin/browse-edgar?company=tk+star+design&match=&CIK=&filenum=&State=&Country=&SIC=&owner=exclude&Find=Find+Companies&action=getcompany

SCHEDULE 4.7:

Events Subsequent to Financial Statements

None.

SCHEDULE 4.8:

Liabilities to Be Paid Out of Closing Proceeds

None

SCHEDULE 4.14:

Tax Matters

None.

SCHEDULE 4.25:

Restrictions on Business Activities

None.

SCHEDULE 4.26 :

Interested Party Transactions

None.